SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Lance A. Robinson as Global Chief Accounting Officer

On September 14, 2015, Lance Robinson was appointed to the newly created position of Global Chief Accounting Officer of XPO Logistics, Inc. (the “Company”), effective October 1, 2015. He will report to John Hardig, Chief Financial Officer.

From 2007 to September 2015, Mr. Robinson was global controller–mergers and acquisitions for General Electric. From 2005 to 2007, he was chief accounting officer for NBC Universal, where he earlier served as vice president of business development from 2002 to 2004. From 1998 to 2001, Mr. Robinson was senior manager–assurance practice with Arthur Andersen. He holds a bachelor’s degree in commerce from Natal University in South Africa, and a master’s degree in business administration from the Stern School of Business at NYU. He is a Certified Public Accountant, Chartered Accountant (RSA), and Chartered Global Management Accountant.

Employment Agreement with Lance Robinson

On September 14, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved, and the Company entered into, an employment agreement by and between the Company and Mr. Robinson (the “Employment Agreement”). Under the Employment Agreement, the following terms apply.

Term. The term of Mr. Robinson’s employment will begin on October 1, 2015 and will end on September 30, 2020.

Title. Mr. Robinson will serve as the Global Chief Accounting Officer of the Company.

Salary and Annual Bonus. Mr. Robinson’s annual base salary will be $450,000. In addition, beginning in the Company’s 2016 fiscal year, Mr. Robinson will have the opportunity to earn a performance-based bonus each year targeted at 100% of his base salary based upon his achievement of performance goals as determined by the Compensation Committee.

2015 Bonus. In order to compensate Mr. Robinson for compensation arrangements that he forfeited when he ceased employment with his former employer, Mr. Robinson will receive a one-time cash payment equal to $835,000, which is payable no later than March 31, 2016. Mr. Robinson must remain employed until March 31, 2016 to receive this payment.

Initial Equity Incentive Awards. Mr. Robinson is entitled to an award of 100,000 performance-based restricted stock units, subject to the Company’s achievement of performance goals determined by the Compensation Committee and Mr. Robinson’s continued employment by the Company through the applicable vesting date. The award of the Performance-Based RSUs will be made under, and will generally be subject to, an award agreement and the Company’s Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “Incentive Plan”).

Make-Whole Equity Awards. In order to compensate Mr. Robinson for restricted stock units, stock options and pension benefits that he forfeited when he ceased employment with his former employer, Mr. Robinson will receive: (1) an award of 5,000 restricted stock units (the “Make-Whole RSUs”), (2) an option to purchase 24,000 shares of common stock of the Company (the “Make-Whole Options”) and (3) a grant of 100,000 restricted stock units (the “Make-Whole Pension RSUs”). The Make-Whole RSUs will vest over the vesting schedule of the restricted stock units that Mr. Robinson forfeited with his former employer. The Make-Whole Options will have a per-share exercise price equal to the “fair market value” (as defined in the Incentive Plan) of a share of common stock of the Company on the date of grant, have a term equal to the term for the forfeited options and vest over the remaining vesting schedule for the forfeited options. The Make-Whole Pension RSUs will, subject to Mr. Robinson’s continued employment with the Company, vest ratably in equal installments over 10 years beginning on October 1, 2016 but will vest in full upon a Change of Control (as defined in the Incentive Plan). The Make-Whole RSUs, the Make-Whole Options and the Make-Whole Pension RSUs are referred to herein collectively as the “Make-Whole Awards.” The Make-Whole Awards will be made under, and will generally be subject to, award agreements and the Incentive Plan.

Benefits. Mr. Robinson is eligible to participate in the benefit plans and programs and expense reimbursement policies of the Company that are generally available to other members of the Company’s senior executive team.

Termination Events. The Employment Agreement provides that the Company may terminate Mr. Robinson’s employment during the term with or without Cause (as defined in the Employment Agreement) and Mr. Robinson may terminate his employment voluntarily with or without Good Reason (as defined in the Employment Agreement).

Severance Terms. Other than in the event of Mr. Robinson’s death or Disability (as defined in the Employment Agreement), the severance payments described below are conditioned upon (1) Mr. Robinson providing an irrevocable waiver and general release to the Company, and (2) Mr. Robinson’s compliance with the restrictive covenants contained in the Employment Agreement.

In the event that Mr. Robinson dies or becomes disabled during the term or, either prior to a Change of Control or more than two years following a Change of Control, the Company terminates Mr. Robinson’s employment without Cause or if he resigns for Good Reason, he will be entitled to, in addition to accrued benefits, one year’s base salary (in equal installments over the 12 months following the date of termination), plus any annual bonus that the Company has notified Mr. Robinson that he has earned but is unpaid prior to the date of termination. In addition, Mr. Robinson and his dependents will generally be entitled to health coverage for a period of 12 months from the date of termination. If Mr. Robinson receives any money from any work during the period that he is receiving the severance payments, then such money will reduce the amount of severance payments.

In addition, if Mr. Robinson dies or becomes disabled during the term, all unvested Make-Whole Awards and all Performance-Based RSUs will automatically vest. In the event Mr. Robinson’s employment is terminated either by the Company without Cause or by Mr. Robinson for Good Reason, in each case prior to a Change of Control: (1) all unvested Make-Whole RSUs and unvested Make-Whole Options will automatically vest; (2) fifty percent (50%) of Make-Whole Pension RSUs that are unvested as of the date of termination will automatically vest and the balance will be forfeited; and (3) a prorated portion of any unvested Performance-Based RSUs outstanding and scheduled to vest on the next vesting date will, subject to the achievement of applicable performance goals, vest, and the balance of unvested Performance-Based RSUs will be forfeited.

If Mr. Robinson’s employment is terminated by the Company for Cause or if Mr. Robinson voluntarily resigns without Good Reason, he will not be entitled to any Make-Whole Awards or Performance-Based RSUs that have not already vested.

Change of Control. In the event that, within two years following a Change of Control, the Company terminates Mr. Robinson’s employment without Cause or Mr. Robinson resigns for Good Reason, Mr. Robinson will receive any accrued benefits and will also receive a lump-sum cash payment equal to three times the sum of (1) his base salary and (2) his target annual bonus. In addition, Mr. Robinson will generally receive any annual bonus that the Company has notified him in writing that he has earned but is unpaid prior to the date of termination and health coverage for Mr. Robinson and his eligible dependents for a period of 36 months from the date of termination. In the event of a Change of Control that occurs while Mr. Robinson is still employed by the Company, all outstanding Performance-Based RSUs and Make-Whole Awards will automatically vest.

Clawbacks. Mr. Robinson is subject to equity and annual bonus clawback provisions. If (1) Mr. Robinson breaches the restrictive covenants contained in the Employment Agreement or engages in fraud or willful misconduct that contributes materially to any significant financial restatement or material loss to the Company or any of its affiliates, or (2) the Company terminates Mr. Robinson’s employment for Cause, then the Company may terminate or cancel any equity compensation awards granted to Mr. Robinson by the Company (whether vested and unexercised or unvested), and require him to forfeit or remit to the Company any amounts payable in respect of any equity awards. In addition, Mr. Robinson will be subject to any legally mandatory policy relating to the recovery of compensation to the extent that the Company is required to implement such policy pursuant to applicable law. In the case of a violation of a restrictive covenant or engaging in fraud or willful misconduct, the Company must act within six months of learning of the conduct, but in no event later than two years after Mr. Robinson engages in such conduct. In the case of termination for Cause, the Company must act within six months of the termination.

Restrictive Covenants. Mr. Robinson is subject to non-solicitation, non-disparagement, confidentiality and non-competition covenants during the term of his employment. In addition, the non-solicitation and non-competition covenants survive for three years following termination, and the confidentiality and non-disparagement covenants are perpetual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 17, 2015	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President, General Counsel and Secretary